                                                                    EXHIBIT 99.5

                        CONSENT OF GOLDMAN, SACHS & CO.

PERSONAL AND CONFIDENTIAL

October 30, 2000

Board of Directors
The Seagram Company Ltd.
c/o J.E. Seagram Corp.
375 Park Avenue
New York, New York 10152

Re:  Registration Statement on Form F-4 of Vivendi Universal

Ladies and Gentlemen:

     Reference is made to our opinion letter dated June 19, 2000 with respect to the fairness from a financial point of view to the holders of the outstanding common shares, without nominal or par value, of The Seagram Company Ltd. (the "Company") of the Exchange Ratio (as defined in our opinion letter) pursuant to the Merger Agreement, dated as of June 19, 2000, among Vivendi S.A., Canal Plus S.A., Sofiee S.A., 3744531 Canada Inc. and the Company and the related Plan of Arrangement under Section 192 of the Canada Business Corporations Act.

     The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transactions contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

     In that regard, we hereby consent to the reference to the opinion of Goldman, Sachs & Co. under the captions "Summary -- Opinions -- Opinions of Seagram's Financial Advisors" and "The Merger -- Structure and
Background -- Opinions -- Opinions of Seagram's Financial Advisors" and to the inclusion of the foregoing opinion in the Joint Proxy Statement-Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.
---------------------------------------------------
GOLDMAN, SACHS & CO.